CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Royce Premier Fund, Royce Micro-Cap Fund, Pennsylvania Mutual Fund, Royce Select Fund, Royce Trust & GiftShares Fund, Royce Total Return Fund, Royce Low-Priced Stock Fund and Royce Opportunity Fund (each a portfolio of The Royce Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights Information" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA
April 27, 2000

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	               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Royce Special Equity Fund (a portfolio of The Royce Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights Information" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA
April 27, 2000